                                                                    Exhibit 24.2

                               POWER OF ATTORNEY

    Know all by these present, that the undersigned hereby constitutes and appoints each of Michael Broxson, Gregory Fralish, Paul Sundberg and Brett
Budzinski, signing singly, with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

    (1) execute for and on behalf of the undersigned, forms and authentication documents for EDGAR Filing Access, including without limitation a Form
        ID or any application materials to enable the undersigned to gain or maintain access to the Electronic Data Gathering, Analysis and Retrieval
        System of the SEC;

    (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such forms and authentication documents;

    (3) execute for and on behalf of the undersigned, in the undersigned's capacity as a shareholder of Molecular Templates, Inc. (the "Company"), any and all instruments, certificates, and documents required to be executed on behalf of the undersigned pursuant to Section 13 and Section
        16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder (collectively, the "Exchange Act"), including without limitation Forms 3, 4 and 5 and Schedules 13D and 13G (including any amendments thereto);

    (4) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to prepare, complete and execute any such instruments, certificates, and documents required to be executed on behalf of the undersigned pursuant to Section 13 and Section 16 of the
        Exchange Act, prepare, complete and execute any amendment or amendments thereto, and file such instruments, certificates and documents with the
        U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

    (5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
        Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-
        fact's discretion.

    The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming nor relieving, nor is the Company assuming nor relieving, any of the undersigned's responsibilities to comply with Section 13 or Section 16 of the Exchange Act.
The undersigned acknowledges that neither the Company nor the foregoing attorneys-in-fact assume (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements or (iii) any obligation or liability of the undersigned for profit disgorgement under Section
16(b) of the Exchange Act.

    This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file forms and execute authentication documents with respect to the undersigned's EDGAR Filing Access or to file any instruments, certificates and documents pursuant to Section 13 and Section 16 of the Exchange Act with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.  This Power of
Attorney shall expire as to any individual attorney-in-fact if such attorney-in-
fact ceases to serve as an employee of Takeda Pharmaceutical Company Limited or one of its subsidiaries.

                              [Signature page follows]

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth below.

                                        TAKEDA PHARMACEUTICALS U.S.A., INC.

                                        By:    /s/ Paul Sundberg
                                           -------------------------------
                                        Name:  Paul Sundberg
                                             -----------------------------
                                        Title: Assistant Secretary
                                              ----------------------------

                                        Date:  August 24, 2017
                                             -----------------------------